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LOTUS DEVELOPMENT CANADA LIMITED
BUSINESS PARTNER AGREEMENT

Name and Address of Business Partner:

SysGold Ltd.
401, 205 - 5th Avenue S.W.
Calgary, Alberta
T2P 2Y7

Attention: Don Bialik

This Agreement sets forth the terms under which the Business Partner identified above may participate in Lotus Development Canada Limited Business Partner Program (the "Program"), including the receipt of Lotus products (the "Products") and services.

1. PRODUCTS AND SERVICES AVAILABLE UNDER THE PROGRAM.

       (a) Products. Business Partner shall have the right to acquire and use Lotus products made available to Program participants from time to time, in the quantity and for the prices or fees established by Lotus for Program participants. Business Partner agrees to use any Product acquired under the Program solely for sales, marketing and demonstration purposes related to the Products, and not for general internal business purposes or for resale or distribution to third parties. Business Partner shall be solely responsible for its activities, products and services relating to or provided with Lotus Products. Business Partner shall not make any representations or statements regarding Lotus Products other than those contained in Lotus' marketing literature and advertising copy. Business Partners other rights and obligations relating to such Products shall be covered by the Lotus Software Agreement accompanying the particular Product acquired. Business Partner shall provide to Lotus, upon request, information related to Business Partner's involvement in sales of the Products.

       (b) Support Business Partner shall be entitled to receive the technical support services made available to Program participants from time to time, including electronic and telephone support, under the terms and conditions established by Lotus.

       (c) Marketing services. Business Partner shall be entitled to receive the marketing services Lotus elects to provide from time to time for its Business Partners.

       (d) Program terms subject to change. Lotus may change any of the terms for products or support offered to Program participants without prior notice to Business Partner; provided, however, that Business Partner shall be permitted to terminate this Agreement and its participation in the Program without cause upon any change by Lotus in these terms.

2. PRE-RELEASE PRODUCTS.

       (a) Use. Lotus may in its sole discretion extend to Business Partner the right to use the prerelease software and related documentation that it makes available under the Business Partner Marketing Program from time to time (the "Pre-Release Software") solely for the purpose of evaluating the Pre-Release Software, and subject to the following terms:

       (b) Acceptance of terms. Business Partner shall acknowledge its acceptance of the terms of this Section 2, in the form stipulated by Lotus, prior to receiving any Pre-Release Software under the Program.

       (c) Confidentiality; proprietary rights. Business Partner agrees with Lotus that the Pre-Release Software is Lotus Confidential Information subject to the terms of Section 8 of this Agreement and constitutes a trade secret of Lotus, and that, unless otherwise specifically agreed by Lotus in writing, Business Partner:

              (i) shall not copy the Pre-Release Software or the related documentation in excess of the number designated by Lotus in computer readable or human readable form except for one backup copy; and

              (ii) shall, at Lotus' request, promptly return to Lotus or destroy all diskettes, documentation or other materials furnished to Business Partner by Lotus under this Agreement.

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       (d) No Warranty. In view of the developmental nature of Pre-Release
Software, Lotus makes no warranty as to the operational performance of Pre-Release Software. LOTUS DISCLAIMS ALL WARRANTIES WITH REGARD TO PRE-RELEASE SOFTWARE AND THE RELATED DOCUMENTATION INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NO INFRINGEMENT.

3. PAYMENT TERMS. Unless otherwise stated by Lotus, payment of applicable subscription, license and support fees for the Program and Products are due upon submission of Business Partners order form for the particular Product or service requested. Business Partner agrees to pay shipping and related insurance charges. as well as any tax. however characterized, including customs duties and tariffs, arising out of this Agreement or the use of the Products, other than taxes assessed on Lotus' net income.

4. PROPRIETARY RIGHTS. During the term of this Agreement, Business Partner may represent Itself as an authorized Lotus Business Partner of Lotus Products. Business Partner shall not represent that Business Partner's products and services are affiliated with or endorsed by Lotus.

Lotus hereby grants Business Partner a non-exclusive, revocable right to use the Lotus Business Partner Logo (the "Logo") on Business Partners company business cards, letterhead and In related sales, marketing and promotional materials in the manner set forth and subject to the color and size restrictions determined by Lotus from time to time. The Logo is NOT to be used on Business Partners Lotus companion product or any other product Business Partner agrees to submit to Lotus, upon request, samples of its use of the Logo for Lotus' inspection and evaluation. Upon expiration or termination of this Agreement, Business Partner agrees to cease using the Logo and to delete it from all sales promotion and marketing materials, business cards and letterhead.

Nothing done pursuant to this Addendum shall transfer to Business Partner title to any Intellectual property rights (including, without limitation. any trademark or copyright) in or to Lotus Products or any ether software application, or any associated documentation or training materials, provided to Business Partner by, Lotus. Business Partner shall not manufacture, duplicate, translate, reverse engineer or decompile Lotus Products or information relating thereto.

5. TECHNICAL SUPPORT. From time to time and depending upon the particular Lotus Product involved, Lotus may require that Business Partner obtain a certain level of technical expertise in order to resell or recommend Lotus Products. Lotus or its designee shall offer fee-based periodic training classes in order for Business Partner personnel to obtain and maintain such technical expertise.

6. LIMITED WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THE APPLICABLE PRODUCT SOFTWARE AGREEMENT AND ELSEWHERE HEREIN, LOTUS DISCLAIMS ALL WARRANTIES WITH REGARD TO PRODUCTS AND SERVICES RECEIVED UNDER THIS AGREEMENT, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, TORT OR COVER DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM THE USE OR INABILITY TO USE THE PRODUCTS, DELAY OF DELIVERY OR LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMIT OF MONETARY DAMAGES AGAINST LOTUS UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNTS PAID BY BUSINESS PARTNER TO LOTUS UNDER THE BUSINESS PARTNER PROGRAM.

8. CONFIDENTIAL INFORMATION.

       (a) No Disclosure. During the term of this Agreement and for a period of three (3) years thereafter, neither Lotus nor Business Partner shall disclose to any third party and Business Partner may not use except as permitted under this Agreement any information of the other party identified as confidential or proprietary at the time of disclosure and, if disclosed orally, confirmed in writing by the disclosing party as such promptly after its disclosure (*Information). without the prior written consent of the other party and then only to the extent specified In such consent. The parties shall limit access to the Information of the other to those employees and independent contractors who have entered into appropriate confidentiality agreements and shall ensure compliance with the terms of such agreements. Information may be copied and


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disseminated within the receiving party's own organization only to the extent reasonably required for the purposes hereof.

       (b) Exceptions. The restrictions on disclosure of Information described in Paragraph 8(a) do not extend to any item of information which (i) is publicly known at the time of its disclosure, (ii) Is lawfully received by the receiving party from a third party not bound in a confidential relationship to the disclosing party, (iii) is published or otherwise made known to the public by the disclosing party. or (iv) was generated or developed independently before its receipt from the disclosing party. Either party may disclose Information to the extent required by law provided that the party so required must give the other party prompt notice and make a reasonable effort to obtain a protective order.

       (c) Electronic connections. Business Partner acknowledges that Lotus maintains electronic connection and communications with third parties similar to those maintained with Business Partner; however, Business Partner acknowledges and agrees that only direct electronic communications with Lotus are permitted under this Agreement and any use of said electronic connections to communicate with said third parties is expressly prohibited and constitutes a material breach of this Agreement

9. ASSIGNMENT. This Agreement is not assignable and the duties hereunder are not delegable by Business Partner. Except as set forth herein, nothing in this Agreement shall be construed as granting to Business Partner the right to sell, distribute to third parties, lease, license or otherwise transfer or dispose of the Products in whole or in part.

10. NOTICES. Any notice hereunder shall be deemed to be sufficiently given and any delivery hereunder deemed made when delivered in person or sent by facsimile (followed by written confirmation) or by registered or certified mail or courier addressed to the Business Partner at the address stated above and to Lotus at 10 Bay Street, 17th Floor. Toronto. Ontario MSJ 2R8, Attn: Legal Department or at such changed address as either party shall have specified by written notice.

11. ENTIRE AGREEMENT; RELATIONSHIP OF PARTIES. This Agreement and the Lotus Software Agreements and other documents. such as acknowledgments, referred to herein, set forth the complete and exclusive agreement and understanding between the parties as to the subject matter hereof and are in lieu of and supersede all other communications, understandings and agreements, whether written or oral, prior or contemporaneous. Any waiver, amendment or modification of this Agreement will not be effective unless contained in a writing signed by the party or parties to be bound, and any variance from or addition to the terms of this Agreement contained in any Business Partner purchase order or other written notification will be of no effect The invalidity in whole or in part of any provision of this Agreement shall not void or affect the validity of any other provision hereof. The parties hereto are independent contractors and neither party shall have the right to bind the other to any agreement with a third party nor to represent itself as an agent, partner or joint venture of the other or to incur any obligation or liability on behalf of the other party. Each party shall be responsible for the acts, negligence and omissions of its employees, agents, representatives and subcontractors. If any provision of this Addendum is held to be contrary to law or public policy or otherwise unenforceable, the remaining provisions shall remain in full force and effect, and the invalid provision shall remain in force as reformed.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada.

13. EXPORT; COMPLIANCE WITH LAW. The export, distribution and disclosure of the Products and any Pre-Release Software are subject to Canadian and United States Export Administration Regulations. The export of the North American Edition of Lotus Notes Is controlled by the U.S. Department of State.

14.    TERM AND TERMINATION; SURVIVAL

       (a) Term. This Agreement shall have a term of one year from the date given below and shall automatically renew far successive one-year terms, subject to earlier termination as set forth below.

       (b) Termination.

              (i) Termination without cause: Either party may terminate this Agreement without cause upon ninety (90) days prior written notice to the other party.
              (ii) Termination upon breach: Either party may terminate this Agreement fourteen (14) days after written notice of material breach of this Agreement if such breach Is net cured within such period.

       (c) Actions upon termination. Upon expiration or termination of this Agreement, Business Partner shall Immediately return all copies of Products, Pre-Release Software and documentation provided by, Lotus under this Agreement, destroy any additional copies made by, Business Partner and certify in writing


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that such actions have been taken. Upon expiration or termination of this
Agreement, each party shall return to the other any Information, including any copies thereof, together with a letter certifying that all such Information has been returned. Business Partner shall not be entitled to a refund of any amounts paid for Products or services received under or In connection with this Agreement upon the expiration or termination of this Agreement

       (d) Surviving Sections. The provisions of Sections 2(c), 2(d), 6, 7 and 8 of this Agreement shall survive any termination of this Agreement for any reason.

15. LANGUAGE. Lea parties aux presentes confirment leur volonte que le present contrat de meme que tous autres documents S'y rapportant soient rediges en anglais seulement.

canbuspa.sam

LOTUS DEVELOPMENT CANADA UMITED

Name: Enza Ciancidta

Date: 12/19/95

BUSINESS PARTNER

Name: Don Bialik

Title: President

Date: Nov. 20/95

Return to:
Lotus Development Canada Limited
10 Bay Street, 17th Floor
Toronto, Ontario M5J 2R8
ATTN: Business Partner Marketing

Reseller Addendum to the Lotus Business Partner Agreement

Lotus Development Canada Limited
10 Bay Street, 17th Floor
Toronto, Ontario M5J 2R8
Telephone: (416) 364-8000
Attention: Authorization Programs
Effective Date:

Business Partner Name and Address:

SysGold Ltd.
401, 205 - 5th Avenue SW
Calgary, Alberta  T2P 2V7
Telephone: (403) 261-5560

Attention: Don Bialik

This Reseller Addendum to the Lotus Business Partner Agreement (the "Agreement") sets forth the terms and conditions under which Lotus authorizes the Business Partner identified above ("Business Partner") to resell the Lotus products identified on Attachment A (the "Lotus Products"). This Addendum supplements the terms of the Agreement.

1 APPOINTMENT AND DISTRIBUTION RIGHTS. Lotus hereby authorizes Business Partner, on a non-exclusive and nontransferable basis, to market and distribute the Lotus Products in Canada to its customers (referred to herein as "End Users") subject to the terms and conditions of this Addendum, the Agreement and the terms of the Business Partner Program, as they are made known to Business in Lotus from time to time. Such authorization may be suspended by Lotus during any period in which Business Partner is past due on any amounts owing to Lotus.
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2 END USER SOFTWARE AGREEMENT. Business Partner shall deliver to each End User the Lotus Software Agreement accompanying the Lotus Products purchased by Business Partner.

3 PURCHASE OF LOTUS PRODUCTS. Business Partner shall acquire Lotus Products only from a distributor authorized by Lotus (an "Authorized Distributor". The terms of purchase shall be determined between Business Partner and the Authorized Distributor. Lotus will endeavor to provide Business Partner with thirty (30) days prior written notice of changes to the Suggested Retail Price ("SRP") of Lotus Products. On or before the tenth of each month, Business Partner shall forward to Lotus at the address above information reasonably requested by Lotus sales of Lotus Products made by Business Partner during the previous month. Lotus shall maintain the confidentiality of such information in accordance with the terms of the Agreement. Lotus reserves the right to modify and/or discontinue Lotus Products at any time. Lotus also reserves the right to modify the SRP of Lotus Products at any time.

4 MAINTENANCE. Depending upon the particular product configuration and availability from Lotus, Business Partner may offer End Users the option of purchasing future upgrades of Lotus Products on an annual basis ("Maintenance") or purchasing upgrades to Lotus Products as they become available from time to time. Business Partner shall purchase such offerings from its Authorized Distributor. When providing upgrades to any End User that has not purchased Maintenance, Business Partner shall collect satisfactory proof of such End User's ownership of Lotus Products. Business Partner shall keep all such proofs of ownership on its premises for a period of one (1) year the date of sale and make such proofs of ownership available to Lotus for inspection during normal business hours.

5 WARRANTIES. For a period of sixty (60) days following receipt of any Lotus Products by Business Partner, Lotus warrants to Business Partner that the media, documentation and packaging shall not contain any physical defects in workmanship or materials. During the warranty period Lotus shall, at its option and expense, repair or replace any defective Lotus Products product or refund to Business Partner any amounts paid therefor. The foregoing remedies constitute Business Partner's sole and exclusive remedies for breach of warranty. This warranty is made to Business Partner separate and apart from any warranty Lotus makes to an End User in the Lotus Software Agreement.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 5, LOTUS MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS OF ANY KIND, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6 INDEMNIFICATION. Lotus shall indemnify and hold Business Partner harmless from and against and defend any claim, suit or proceeding, and pay any settlement amounts or damages awarded by court of final jurisdiction, arising out of claims by third parties that a Lotus Product infringes any Canadian or United States copyright or patent, provided that Business Partner promptly notifies Lotus in writing of any such claim, suit or proceeding, permits Lotus to control the defense or settlement thereof and cooperates in the defense or settlement thereof. Business Partner shall have the option to be represented by counsel at its own expense. Lotus shall have the right to demand the return from Business Partner of any inventory of Lotus Products which is the subject of a claim of infringement and to credit Business Partner the net amount paid therefor. Upon notice, Business Partner shall discontinue distribution of any Lotus Product which is the subject of a claim of infringement. Lotus shall have no obligation under this section with respect to any claim of infringement of proprietary rights based upon any modification of Lotus Products by Business Partner or the combination, operation or use of Lotus Products with materials not supplied by Lotus if such infringement would not have occurred without such modification, combination, operation or use.

7 SURVIVAL The provisions of Sections 5 and 6 shall survive the termination or expiration of this Addendum.

8 LANGUAGE. Los parties aux presentes confirment leur volonte que le present contrat de meme que tous autres documents s'y rapportant soient rediges en anglais seulement.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives as of the Effective Date.

LOTUS DEVELOPMENT CANADA LIMITED                              BUSINESS PARTNER
Name: Enza Cianciotta                                         Don Bialik